Exhibit 10.1
FIFTH AMENDMENT TO LEASE
THIS FIFTH AMENDMENT TO LEASE (this "Amendment") is entered into as of this 25th day of May 2021, by and between 34175 ARDENWOOD VENTURE, LLC, a Delaware limited liability company ("Landlord"), and ARDELYX, INC., a Delaware corporation ('Tenant").

RECITALS
A. WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of August 8, 2008 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of December 20, 2012, that certain Second Amendment to Lease dated as of September 5, 2014, that certain Third Amendment to Lease dated as of April 28, 2016 (the "Third Amendment"), and that certain Fourth Amendment to Lease dated as of May 11, 2018 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the "Existing Lease"), whereby Tenant leases certain premises (the "Premises") from Landlord at 34175 Ardenwood Boulevard in Fremont, California (the "Building");
     B.    WHEREAS, Landlord and Tenant desire to extend the Term of the Existing Lease;
and
C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the "Lease." From and after the date hereof, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.Fifth Amendment Extension Term. The Term of the Lease is hereby extended for forty-two (42) months and, therefore, the Term Expiration Date is hereby amended to mean March 10, 2025. The period commencing on September 11, 2021 (the "Fifth Amendment Extension Term Commencement Date") and ending on the Term Expiration Date shall be referred to herein as the "Fifth Amendment Extension Term."
3.Base Rent. Commencing as of the Fifth Amendment Extension Term Commencement Date, monthly Base Rent shall equal Three and 75/100 Dollars ($3.75) per square foot of Rentable Area of the Premises. Thereafter, Base Rent shall be subject to an annual upward adjustment of three point five percent (3.5%) of the then-current Base Rent. The first such adjustment shall become effective on the first (1st) annual anniversary of the Fifth Amendment Extension Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary of the Fifth Amendment Extension Term Commencement Date for so long as the Lease continues in effect.

4.Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition "as is" as of the first day of the Fifth Amendment Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant's continued occupancy for the Fifth Amendment Extension Term or to pay for any improvements to the Premises.

5.Option to Extend. Landlord and Tenant acknowledge and agree that Article 42 of the Original Lease (as amended by Article 13 of the Third Amendment), shall continue to apply; provided, however, that the first grammatical sentence of Section 42.1 of the Original Lease (as amended by Section 13.2 of the Third Amendment) is hereby deleted in its entirety and replaced with the following:
"Base Rent during the Option term shall equal the then-current fair market value for comparable office, research and development and laboratory space in the Fremont/Newark market of comparable age, quality, level of finish and proximity to amenities and public transit, and containing the systems and improvements present in the Premises as of the date that Tenant gives Tenant's election to exercise the Option ("FMV")."

6.CASp. The Premises have not undergone inspection by a Certified Access Specialist ("CASp." as defined in California Civil Code Section 55.52). Even if not required by California law, the Premises may be inspected by a CASp to determine whether the Premises comply with the ADA, and Landlord may not prohibit a CASp performing such an inspection. If Tenant requests that such an inspection take place, Landlord and Tenant shall agree on the time and manner of the inspection, as well as which party will pay the cost of the inspection and the cost to remedy any defects identified by the CASp. A Certified Access Specialist can inspect the Premises and determine whether the Premises comply with all of the applicable construction related accessibility standards under State law. Although State law does not require a Certified Access Specialist inspection of the Premises, Landlord may not prohibit Tenant from obtaining a Certified Access Specialist inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. Landlord and Tenant shall agree on the arrangements for the time and manner of the Certified Access Specialist inspection, the payment of the fee for the Certified Access Specialist inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

7.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Savills ("Broker"), and agrees to reimburse, indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord, at Tenant's sole cost and expense) and hold harmless Landlord for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

8.No Default. Tenant represents, warrants and covenants that, to the best of Tenant's knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

9.Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, California 94555 Attn: Director of Facilities

with a copy to:
Ardelyx, Inc.
34175 Ardenwood Blvd.
Fremont, California 94555 Attn: General Counsel

10.Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

11.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

12.Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

13.Authority.    Tenant guarantees, warrants and represents that the individual or individuals signing this

Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

14.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.
LANDLORD:
34175 ARDENWOOD VENTURE' LLC'
a Delaware limited liability company

By: /s/ Kevin Simonson
Name: Kevin Simonson
Title: EVP, General Counsel & Secretary

TENANT:
ARDELYX, INC.,
a Delaware corporation

By: /s/ Justin Renz
Name: Justin Renz
Title: CFO